                                                                    Exhibit 10.9
                                                                    ------------

                             ACT MANUFACTURING, INC.

                                                                        One Part



                     ADVANCED COMPONENT TECHNOLOGIES LIMITED

                                                                      Other Part








                           SUBORDINATED LOAN AGREEMENT






                                   Arthur Cox,
                              Arthur Cox Building,
                               Earlsfort Terrace,
                                    Dublin 2.
                     DD2B592/sf                   08/10/98

THIS AGREEMENT is made the 13th day of October, 1998 BETWEEN

(1) ACT MANUFACTURING, INC., having its principal office at 108 Forest Avenue, Hudson, MA 01749, USA (hereinafter called "the Lender") of the One Part; and

(2) ADVANCED COMPONENT TECHNOLOGIES LIMITED having its principal place of business in Ireland at Citywest Business Campus, Naas Road, Dublin 24 (hereinafter called "the Borrower") of the Other Part.


WHEREAS:-

A. Under the terms of a Grant Agreement dated the 25th day of May 1998 ("the Grant Agreement") between the Industrial Development Agency (Ireland) ("IDA") of the first part, the Borrower of the second part and the Lender of the third part it was provided that Equity Equivalent as defined therein could be provided inter alia in the form of a loan by the Promoters (as such term is defined in the Grant Agreement).

B. The Lender has agreed to make available to the Borrower loans not exceeding IR(pound)1,800,000 ("the Loan") for the Undertaking (as such term is defined in the Grant Agreement) subject to and upon the terms and conditions hereinafter contained.


NOW IT IS HEREBY WITNESSED in consideration of these presents and for good and valuable consideration:-

1. The Lender hereby agrees, subject as hereinafter provided, to make available to the Borrower the Loan for the Undertaking to be advanced in tranches of such amounts and at such times as the Borrower may from time to time require and agree with the Lender on terms that provide in respect of each advance:-

     (i) that no interest or accrued interest on such advance shall be paid except out of profits which would otherwise be available for dividend;

     (ii) that subject to condition (i) above interest on such advance will accrue at a rate of 1% above the one month Dublin Inter Bank Offer Rate (DIBOR) (calculated for the number of days elapsed on the basis of a 365-day year) on such advance;

     (iii) that subject always to condition (i) above, the Borrower will pay to the Lender quarterly in arrears all accrued interest on each 30th January, 30th April, 30th July and 30th October during the term hereof and ending on the date on which the advance is repaid or prepaid as the case may be;

     (iv) that such advance together with all accrued unpaid interest shall be repaid upon termination of the Grant Agreement;


                                    Page: 1

     (v) that such advance may be prepaid in whole or in part at any time by the Borrower provided that any such prepayment shall only be paid out of profits of the Borrower which would otherwise be available for dividend or out of money received in respect of a new loan obtained on the same terms for this purpose or out of the proceeds of a new issue at par of fully paid ordinary shares of the Borrower made for this purpose;

     (vi) that where such advance or any part thereof is prepaid out of the profits pursuant to paragraph (v) hereof, there will be transferred out of profits, which could otherwise have been available for dividend, to a capital reserve fund a sum equal to the amount prepaid and that there shall be no reduction in the amount of such capital reserve fund without the prior consent of IDA;

     (vii) that where such advance is prepaid out of money received in respect of the new loan obtained for this purpose the new loan will be subject to these conditions as if it were the advance;

     (viii) that where such advance or any part thereof is prepaid pursuant to paragraph (v) hereof, the amount of such prepayment shall not be capable of being drawn down again by the Borrower;

     (ix) that in the event of the winding-up of the Borrower at any time prior to the termination of the Grant Agreement, the amount of such advance still outstanding will be subordinated to the claims of the unsecured creditors;

2.   Form of Payments

     (i) The Borrower agrees that any payments to the Lender (whether for principal, interest or otherwise) will be made in Irish Pounds.

     (ii) If any payment of principal or interest on the Loan becomes due on a Saturday, Sunday or public holiday under the laws of Ireland, such payment will be made on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment.

     (ii) Any payment to be made hereunder will be made in Irish Pounds by wire transfer of immediately available funds in the manner agreed to by the Borrower and the Lender.

3.   Successors and Assigns

     This Agreement applies to, inures to the benefit of and binds the successors and assigns of the parties hereto.


                                    Page: 2

4.   Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of Ireland.



IN WITNESS WHEREOF the Parties hereto have caused their respective seals to be affixed hereunto the day and year first herein written.




SIGNED for and on behalf of    )
ACT MANUFACTURING, INC.        )      John A. Pino
in the presence of:-           )


Douglass C. Greenlaw



SIGNED for and on behalf of    )
ADVANCED COMPONENT             )
TECHNOLOGIES LIMITED           )      Aubrey Nuzem
in the presence of:            )


                                    Page: 3